Exhibit 3.15

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 12/27/1993 723361119 - 800568

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

INTERACTIVE DATA SERVICES, INC.

INTO

INTERACTIVE DATA CORPORATION

Interactive Data Corporation, a corporation organized and existing under the laws of Delaware,

DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated on the 11th day of April, 1974, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That this corporation owns all of the outstanding shares of the Common Stock (the only class of stock of which any shares are outstanding) of Interactive Data Services, Inc., a corporation incorporated on the 24th day of August, 1972, pursuant to the General Corporation Law of the State of Delaware.

THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 20th day of December, 1993, determined to merge into itself said Interactive Data Services, Inc.:

RESOLVED,	that this Corporation merge into itself Interactive Data Services, Inc., a Delaware corporation of which this Corporation is the owner of all the outstanding shares of every class, and assumes all of its obligations; and be it further

RESOLVED,	that such merger shall be effective on December 31, 1993.

FOURTH: That anything herein or elsewhere to the contrary notwithstanding, the merger may be terminated and abandoned, or the terms thereof may be amended, by the Board of Directors of Interactive Data Corporation at any time prior to the date of filing this Certificate with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, Interactive Data Corporation has caused this Certificate to be signed by Kurt F. Hausafus, its Senior Vice President and attested by Ilissa K. Povich, its Assistant Secretary, this 21st day of December, 1993.

Interactive Data Corporation

By:
Kurt F. Hausafus
Senior Vice President

ATTEST:

By:
Ilissa K. Povich
Assistant Secretary